Exhibit 10.1

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

2002 STOCK OPTION AND INCENTIVE PLAN
INCENTIVE STOCK OPTION AGREEMENT
FOR OFFICERS AND KEY EMPLOYEES

             THIS INCENTIVE STOCK OPTION AGREEMENT (this "Agreement"), dated as of __________, is entered into between HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED, a Delaware corporation (the "Company"), and __________ ("Optionee").  Capitalized terms used herein but not defined shall have the meanings assigned to those terms in the Company's 2002 Stock Option and Incentive Plan (the "Plan").

W I T N E S S E T H:

          A.          Optionee is an employee of the Company or a Subsidiary of the Company;

          B.          The execution of this Agreement in the form hereof has been authorized by the Compensation and Option Committee of the Board (the "Committee"); and

          NOW, THEREFORE, in consideration of these premises and the covenants and agreements set forth in this Agreement, the Company and Optionee agree as follows:

1.                                 Grant of Option.  The Company hereby grants to Optionee, effective as of the Date of Grant (as defined in Section 3), an option (the "Option") to purchase __________ shares (the "Option Shares") of the Company's common stock, par value $0.01 per share ("Common Shares"), at the price of $_____ per share (the "Option Price").  This Agreement constitutes an "Evidence of Award" under the Plan.

2.                                 Type of Option.  The Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code or any successor provision.

3.                                 Date of Grant.  The effective date of the grant of this Option is __________ (the "Date of Grant").

4.                                 Date of Expiration.  This Option shall expire on the _____ anniversary of the Date of Grant (the "Expiration Date"), unless earlier terminated under Section 7(a).

5.                                 Vesting of Option.

          (a)          Except as otherwise provided in this Agreement, the Option shall become vested and exercisable to the extent of _____% of the Option Shares on each of the first _____  anniversaries of the Date of Grant.

          (b)          Notwithstanding the provisions of Section 5(a) above, the Option shall become immediately exercisable in full (unless previously terminated as provided in Section 7 below) upon the occurrence of a Change in Control (as defined below).  A "Change in Control" means the occurrence, before the Option terminates, of any of the following events:

                      (i)          the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Voting Shares"); provided,however, that for purposes of this Section 5(b)(i), the following acquisitions shall not constitute a Change in Control: (A) any issuance of Voting Shares directly from the Company that is approved by the Incumbent Board (as defined in Section 5(b)(ii) below), (B) any acquisition by the Company or a Subsidiary of Voting Shares, (C) any acquisition of Voting Shares by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (D) any acquisition of Voting Shares by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 5(b)(iii) below;

                      (ii)          individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided,however, that any individual becoming a Director after the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the Directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a‑12 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                      (iii)         consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company or other transaction (each, a "Business Combination"), unless, in each case, immediately following the Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Shares immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Shares of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from the Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from the Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding Voting Shares of the entity resulting from the Business Combination and (C) at least a majority of the members of the board of directors of the entity resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for the Business Combination; or

                      (iv)         approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 5(b)(iii) hereof.

          (c)                      Notwithstanding the provisions of Section 5(a) above, (i) the Option shall become immediately exercisable in full if Optionee dies or becomes permanently disabled while in the employ of the Company or a Subsidiary, and (ii) the Committee, in its sole discretion, may determine that all or any portion of the Option shall become immediately exercisable if Optionee retires while in the employ of the Company or a Subsidiary.

6.                                 Manner of Exercise.

          (a)                      To the extent the Option is exercisable in accordance with Section 5, the vested portion of any Option may be exercised by Optionee at any time, or from time to time, in whole or in part on or prior to the Termination Date; provided, however, that Optionee must exercise the Option in multiples of 50 Option Shares unless fewer than 50 Option Shares are available for purchase by Optionee under this Agreement at the time of exercise.

          (b)                      Optionee shall exercise the Option by delivering a signed written notice to the Company, which notice shall specify the number of Option Shares to be purchased and be accompanied by payment in full of the Option Price and any required taxes (as provided in the Plan) for the number of Option Shares specified for purchase.

          (c)                       Upon full payment of the Option Price and any required taxes, and subject to the applicable terms and conditions of the Plan and the terms and conditions of this Agreement, the Company will cause certificates for the Option Shares purchased hereunder to be delivered to Optionee.

7.                                 Termination.

          (a)                       The Option shall terminate on the earliest of the following dates (such date, the "Termination Date"):

                      (i)            the date that Optionee's employment with the Company terminates for any reason other than death or permanent disability; provided,however, that the Committee may, in its sole discretion, allow Optionee up to 90 days from the date of termination of employment to exercise the portion of the Option that had vested on or prior to the termination of Optionee’s employment;

                      (ii)         one year after the death or permanent disability of Optionee, if Optionee dies or becomes permanently disabled while an employee of the Company or a Subsidiary;

                      (iii)        the date the Option is terminated by the Committee under the circumstances described in Section 17(g) of the Plan; or

                      (iv)        the Date of Expiration.

          (b)                     During the 90 day period referred to in Section 7(a)(i) above and the one year period referred to in Section 7(a)(ii) above, the Option may be exercised only to the extent that at the time that Optionee ceases to be an employee of the Company or a Subsidiary, it is exercisable pursuant to Section 5 hereof.

          (c)                      For the purposes of this Agreement, the continuous employment of Optionee with the Company or a Subsidiary shall not be deemed to have been interrupted, and Optionee shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of (i) the transfer of Optionee's employment among the Company and its Subsidiaries, (ii) an approved leave of absence of not more than 90 days, or (iii) the period of any leave of absence required to be granted by the Company under any law, rule, regulation or contract applicable to Optionee's employment with the Company or any Subsidiary.

8.                                 Share Certificates.  All certificates evidencing Option Shares purchased pursuant hereto, and any certificates for Common Shares issued or dividends on, in exchange of, or as replacements for, certificates evidencing Option Shares which, in the opinion of counsel for the Company, are subject to similar legal requirements, shall have endorsed thereon before issuance such restrictive or other legends as the Company's counsel may deem necessary or advisable.  The Company and any transfer agent shall not be required to register or record the transfer of any such shares unless and until the Company or its transfer agent shall have received from Optionee's counsel an opinion, in a form satisfactory to the Company, that any such transfer will not be in violation of any applicable law, rule or regulation.  Optionee agrees not to sell, assign, pledge or otherwise dispose of any Option Shares or any Common Shares that are subject to restrictions on transfer described in this Section 8 without the Company first receiving such an opinion.

9.                                 Transfer.  The Option may not be transferred by Optionee except by will or the laws of descent and distribution and may not be exercised during the lifetime of Optionee except by Optionee or Optionee's guardian or legal representative acting on behalf of Optionee in a fiduciary capacity under state law and court supervision.

10.                               Disqualifying Dispositions.  If within one year of exercising the Option to purchase Common Shares, Optionee sells, assigns or transfers such Common Shares, Optionee agrees to provide immediate written notice to the Company of such disposition including the date, number of shares and consideration received for such disposition.  If Optionee fails to provide the notice required hereunder, the Committee, in its sole discretion, may terminate the Option with respect to any remaining Option Shares.

11.                               Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal or state securities laws; provided,however, that notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise would result in a violation of any such laws.

12.                               Employment Rights.  This Agreement shall not confer on Optionee any right with respect to the continuance of employment or other service with the Company or any Subsidiary.  No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of Optionee at any time.

13.                               Communications.  All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by this Agreement shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier, with full postage prepaid and addressed to the parties as follows:

                                     If to the Company, at:   1101 Pennsylvania Avenue, N.W.
                                                                           Suite 1010
                                                                           Washington, D.C.  20004
                                                                           Attention:  Vice President-Financial Operations

                                    If to Optionee, at:           Optionee's address provided by Optionee on the
                                                                            last page hereof

Either the Company or Optionee may change the above designated address by written notice to the other specifying such new address.

14.                               Amendment in Writing.  This Agreement may be amended as provided in the Plan; provided, however, that all such amendments shall be in writing.

15.                               Interpretation.  The interpretation and construction of this Agreement by the Committee shall be final and conclusive.  No member of the Committee shall be liable for any such action or determination made in good faith.

16.                               Integration.  The Option is granted pursuant to the Plan.  Notwithstanding anything in this Agreement to the contrary, this Agreement is subject to all of the terms and conditions of the Plan, a copy of which is available upon request and which is incorporated herein by reference.  As such, this Agreement and the Plan embody the entire agreement and understanding of the Company and Optionee and supersede any prior understandings or agreements, whether written or oral, with respect to the Option.

17.                               Severance.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.

18.                               Governing Law.  This Agreement is made under, and shall be construed in accordance with, the laws of the State of Delaware.

19.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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           IN WITNESS WHEREOF, this Agreement is executed by a duly authorized representative of the Company on the day and year first above written.

                                                     HARMAN INTERNATIONAL INDUSTRIES,                                                      INCORPORATED

                                                     By:
                                                     Name:
                                                      Title:

The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Date:
                                                                       Optionee

OPTIONEE:            Please complete/update the following information.

Name:

Home Address:

Social Security Number:

Date of Hire:

Subsidiary or Division: